UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

725Old Norcross Road, Lawrenceville, Georgia	30045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (770) 963-9205

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;

On June 27, 2008 Triple Crown Media, Inc. (Nasdaq: TCMI) received notification from The Nasdaq Stock Market that for the last 30 consecutive trading days TCMI’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the “Rule”). TCMI will be provided 180 calendar days, or until December 24, 2008, to regain compliance. If, at anytime before December 24, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, written notification will be sent stating that TCMI has achieved compliance with the Rule. If compliance with the Rule cannot be demonstrated by December 24, 2008, TCMI’s securities will be delisted from The Nasdaq Global Market.

TCMI has issued a press release with respect to this notice, which is filed as Exhibit 99.1 hereto.

Item 9.01(d) Exhibit

Exhibit 99.1
Press Release dated July 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.

Date: July 2, 2008	By:	/s/ Mark G. Meikle
Name: Mark G. Meikle
Title: Executive Vice President and Chief Financial Officer